Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2020 RESULTS

Newport Beach, CA – May 11, 2020 – American Vanguard Corporation (NYSE: AVD) today announced financial results for the first quarter ended March 31, 2020.

Fiscal 2020 First Quarter Financial Highlights – versus Fiscal 2019 First Quarter:

•	Net sales were $96.0 million in 2020, compared to $99.7 million in 2019

•	Net income was $0.52 million in 2020, compared to $3.9 million in 2019

•	Earnings per diluted share of $0.02 in 2020, compared to $0.13 in 2019

•	EBITDA[1] of $7.6 million in 2020, compared to $12.6 million in 2019

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “As an essential business under both CISA guidelines and international orders, we are specially permitted to operate continuously during the pandemic. From the beginning of the year, we have maintained a healthy workforce, adapted to applicable COVID restrictions and otherwise carried on business as usual. On a consolidated basis, net sales for the period were down by 4% with flat domestic sales and lower international sales due primarily to currency exchange effects and softer market conditions. Generally speaking, sales by crop and product line were mixed across our businesses. Net income declined as compared to the first quarter in 2019; however, we exceeded breakeven, which we had forecast in our release of April 28.”

Mr. Wintemute concluded, “Our performance was not materially affected by the coronavirus during the first quarter. Looking forward, we are not yet able to determine the longer-term effects of the pandemic. Thus, with respect to the balance of 2020, we can say at this point that we will endeavor to maximize our results and are poised to perform in line with our peers. We look forward to giving you additional detail on market conditions, profitability, working capital considerations and our innovation initiatives during our upcoming earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO, Bob Trogele, COO and David T. Johnson, CFO, will conduct a conference call focusing on operating performance and financial results at 4:30 pm ET / 1:30 pm PT on Monday, May 11, 2020. Interested parties may participate in the call by dialing (661) 378-9883 - please call in 10 minutes before the conference is scheduled to begin and mention conference ID: 7379353.

The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

[1]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measure so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

ASSETS

	March 31, 2020	December 31, 2019
Current assets:
Cash and cash equivalents	$5,544	$6,581
Receivables:
Trade, net of allowance for doubtful accounts of $2,606 and $2,297, respectively	141,509	136,075
Other	13,134	16,949

Total receivables, net	154,643	153,024
Inventories	175,861	163,313
Prepaid expenses	11,149	10,457
Income taxes receivable	3,406	2,824

Total current assets	350,603	336,199
Property, plant and equipment, net	57,599	56,521
Operating lease right-of-use assets	10,731	11,258
Intangible assets, net of applicable amortization	193,823	198,377
Goodwill	41,974	46,557
Other assets	19,511	21,186

Total assets	$674,241	$670,098

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of other liabilities	$227	$1,513
Accounts payable	64,333	64,881
Deferred revenue	4,448	6,826
Accrued program costs	53,696	47,699
Accrued expenses and other payables	11,720	12,815
Operating lease liabilities, current	4,883	4,904

Total current liabilities	139,307	138,638
Long-term debt, net	168,225	148,766
Operating lease liabilities, long term	5,996	6,503
Other liabilities, excluding current installments	10,963	12,890
Deferred income tax liabilities	15,543	19,145

Total liabilities	340,034	325,942

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 33,188,421 shares at March 31, 2020 and 33,233,614 shares at December 31, 2019	3,319	3,324
Additional paid-in capital	89,757	90,572
Accumulated other comprehensive loss	(14,761)	(5,698)
Retained earnings	274,052	274,118
Less treasury stock at cost, 3,061,040 shares at March 31, 2020 and December 31, 2019	(18,160)	(18,160)

Total stockholders’ equity	334,207	344,156

Total liabilities and stockholders’ equity	$674,241	$670,098

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31
	2020	2019
Net sales	$95,962	$99,676
Cost of sales	57,581	57,974

Gross profit	38,381	41,702
Operating expenses	36,545	34,800

Operating income	1,836	6,902
Interest expense, net	1,508	1,612

Income before provision for income taxes (benefit) and loss on equity method investment	328	5,290
Income tax (benefit) expense	(205)	1,360

Income before loss on equity method investment	533	3,930
Loss from equity method investment	13	24

Net income	$520	$3,906

Earnings per common share—basic	$0.02	$0.13

Earnings per common share—assuming dilution	$0.02	$0.13

Weighted average shares outstanding—basic	29,288	28,977

Weighted average shares outstanding—assuming dilution	29,948	29,579

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

ANALYSIS OF SALES

For the three months ended March 31, 2020 and 2019

(In thousands)

(Unaudited)

	For the three Months Ended March 31
	2020	2019	Change	% Change
Net sales:
US crop	$50,362	$50,270	$92	0%
US non-crop	10,993	11,267	(274)	-2%

Total US	61,355	61,537	(182)	0%
International	34,607	38,139	(3,532)	-9%

Total net sales:	$95,962	$99,676	$(3,714)	-4%

Gross profit:
US crop	$24,245	$23,822	$423	2%
US non-crop	4,719	5,846	(1,127)	-19%

Total US	28,964	29,668	(704)	-2%
International	9,417	12,034	(2,617)	-22%

Total gross profit:	$38,381	$41,702	$(3,321)	-8%

Gross margin:
US crop	48%	47%
US non-crop	43%	52%
Total US	47%	48%
International	27%	32%
Gross margin:	40%	42%

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the three months ended March 31
	2020	2019
Cash flows from operating activities:
Net income	$520	$3,906
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	4,762	4,609
Amortization of other long-term assets and debt issuance costs	1,026	1,082
Amortization of discounted liabilities	4	—
Provision for bad debts	359	1,034
Revision of deferred compensation	—	(1,543)
Stock-based compensation	1,357	1,485
Decrease in deferred income taxes	(910)	(742)
Loss from equity method investment	13	24
Net foreign currency adjustment	823	172
Changes in assets and liabilities associated with operations:
Decrease (increase) in net receivables	(5,472)	6,812
Increase in inventories	(16,446)	(23,763)
Increase in prepaid expenses and other assets	(776)	(2,724)
Decrease (increase) in income tax receivable/payable, net	(597)	750
(Decrease) increase in accounts payable	(189)	4,788
Decrease in deferred revenue	(2,342)	(16,036)
Increase in accrued program costs	6,016	2,391
Decrease in other payables and accrued expenses	(2,094)	(2,508)

Net cash used in by operating activities	(13,946)	(20,263)

Cash flows from investing activities:
Capital expenditures	(2,980)	(3,369)
Acquisitions of businesses, product lines and intangible assets	—	(24,246)

Net cash used in investing activities	(2,980)	(27,615)

Cash flows from financing activities:
Net borrowings under line of credit agreement	19,400	52,600
Net payments from the issuance of common stock (sale of stock under ESPP, exercise of stock options, and shares purchased for tax withholdings)	(2,177)	(550)
Repurchase of common stock	—	(2,604)
Payment of cash dividends	(582)	(581)

Net cash provided by financing activities	16,641	48,865

Net (decrease) increase in cash and cash equivalents	(285)	987
Effect of exchange rate changes on cash and cash equivalents	(752)	(498)
Cash and cash equivalents at beginning of period	6,581	6,168

Cash and cash equivalents at end of period	$5,544	$6,657

Non-cash investing activities:
Deferred consideration in connection with business acquisitions:	$—	$2,645

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA

For the three months March 31, 2020 and 2019

(Unaudited)

	March 31, 2020	March 31, 2019
Net income, as reported	$520	$3,906
Provision for income taxes (benefit)	(205)	1,360
Interest expense, net	1,508	1,612
Depreciation and amortization	5,788	5,691

EBITDA[2]	$7,611	$12,569

[2]

Earnings before interest, taxes, depreciation and amortization. EBITDA is not a financial measure calculated and presented in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from EBITDA are detailed in the reconciliation attached to this news release. Other companies (including the Company’s competitors) may define EBITDA differently.